Exhibit 99.1

Media Relations Contact:

Chris Hardman

303-784-1351

chris.hardman@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media Announces Second Quarter 2013 Earnings

DALLAS, Aug. 7, 2013 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the second quarter and year to date ending June 30, 2013.  Dex Media was formed through the merger of Dex One Corporation (“Dex One”) and SuperMedia, Inc. (“SuperMedia”), completed on April 30, 2013.

“As we integrate operations, we are implementing best practices to improve our long-term relationships with clients by providing a full range of local marketing solutions,” said Peter McDonald, president and CEO of Dex Media.  “Improving revenue performance by providing more value for existing and new clients is a key priority.”

2013 Second Quarter and Year to Date Results

$ in millions

	2Q’13	YTD ‘13
GAAP Reporting
Operating Revenue	$345	$633
Operating (Loss)	$(136)	$(117)
Net (Loss)	$(68)	$(127)

	2Q’13	YTD ‘13
Non-GAAP Reporting
Pro-forma Operating Revenue(1)	$568	$1,149
Adjusted Pro forma EBITDA(1)	$224	$454
Adjusted Pro forma EBITDA margin(1)	39.4%	39.5%

Advertising Sales(2)
Print	-21.8%	-22.2%
Digital	6.2%	9.5%
Total	-16.2%	-16.2%

(1) These represent non-GAAP measures. Pro forma Operating Revenue includes Dex One and SuperMedia operating revenue as if the merger had occurred prior to 2012 and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA represents earnings before interest; taxes; depreciation and amortization; gains on early extinguishment of debt; and other nonrecurring items, including reorganization items, merger transaction costs, merger integration costs, severance costs, and the amortization of other post-employment benefits. Adjusted Pro forma EBITDA includes Dex One and SuperMedia EBITDA as if the merger had occurred prior to 2012; and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA margin is calculated by dividing Adjusted Pro forma EBITDA by Pro forma Operating Revenue.

(2) Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for the three and six months ended June 30, 2013 and 2012.

Pro-forma free cash flow, a non-GAAP measure, was $176 million for the six months ended June 30.  These results are net of $20 million integration costs and $30 million of merger transaction costs.  Dex Media and its predecessor companies have repaid $209 million of debt year to date through the second quarter.  The company had a cash balance of $244 million as of June 30.

Acquisition Accounting Statement

On April 30, 2013, the merger of Dex One and SuperMedia was consummated, with 100% of the equity of SuperMedia being exchanged for equity in Dex Media.  We accounted for the business combination using the acquisition method of accounting, with Dex One identified as the acquiring entity for accounting purposes.  As a result of the acquisition of SuperMedia, our U.S. GAAP results for the three and six months ended June 30, 2013 include the operating results of SuperMedia from May 1, 2013 through June 30, 2013.  The historical results of SuperMedia for April 2013 and prior periods have not been included.  Prior to the merger with Dex One, SuperMedia had deferred revenue and deferred directory costs on its consolidated balance sheet.  These amounts represented future revenue and cost that would have been amortized by SuperMedia from May 2013 through April 2014 that will not be recognized by Dex Media.  As a result of acquisition accounting, the fair value of deferred revenue and deferred directory costs was determined to have no future value, thus were not recognized in the operating results of Dex Media. The exclusion of these items from our operating results did not have any impact on the cash flows of Dex Media.  See the attached schedules and our quarterly filing on Form 10-Q for additional information on the merger and the financial impacts on our results.

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EDT today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 19149862. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EDT.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 19149862. The replay will be available through Aug 21, 2013. In addition, a live Web cast will be available on Dex Media’s Web site in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of U.S. GAAP to non-GAAP and adjusted pro-forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:

•                  the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of Dex One and SuperMedia may not be realized or may take longer to realize than expected;

•                  the risk that benefits from the merger of Dex One and SuperMedia may be significantly offset by costs incurred in integrating SuperMedia and Dex One operations;

•                  difficulties with the process of integrating the operations of SuperMedia and Dex One, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel;

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow pages directories by consumers;

•                  competition from other yellow pages directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies;

•                  our ability to collect trade receivables from customers to whom we extend credit;

•                  our ability to anticipate or respond to changes in technology and user preferences;

•                  changes in our operating performance;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit facilities;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in our credit rating;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  our ability to maintain agreements with major internet search and local media companies;

•                  credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses;

•                  the outcome of pending or future litigation and other claims; and

•                  other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in periodic reports we file with the Securities and Exchange Commission, including the information and risk factors in “Item 1A. Risk Factors” in Part I of the Annual Report on Form 10-K for the year ended December 31, 2012 filed by Dex One. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Dex Media

Dex Media (NASDAQ: DXM) provides local, social and mobile marketing solutions to businesses in communities across the U.S. under the Dex One and SuperMedia brands. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® online and mobile search portals and applications and local print directories. For more information, visit www.DexMedia.com.

###

Dex Media Inc.	Schedule A

Consolidated Statements of Operations

Reported (GAAP)

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

(dollars in millions, except per share amounts)

	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/13	6/30/12	% Change

Operating Revenue	$633	$679	(6.8)

Operating Expense
Selling	160	145	10.3
Cost of service (exclusive of depreciation and amortization)	208	183	13.7
General and administrative	100	63	58.7
Depreciation and amortization	282	209	34.9
Total Operating Expenses	750	600	25.0

Operating Income (Loss)	(117)	79	NM
Interest expense, net	122	105	16.2
Income (Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(239)	(26)	NM
Reorganization items	37	—	NM
Gains on early extinguishment of debt	—	140	(100.0)

Income (Loss) Before Provision (Benefit) for Income Taxes	(276)	114	NM
Provision (benefit) for income taxes	(149)	3	NM
Net Income (Loss)	$(127)	$111	NM

Basic and Diluted Earnings (Loss) per Common Share	$(10.08)	$10.96	NM
Basic and diluted weighted-average common shares outstanding	12.5	10.1

Dex Media Inc.	Schedule B

Consolidated Statements of Operations

Reported (GAAP)

Three Months Ended June 30, 2013 Compared to Three Months Ended June 30, 2012

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	6/30/13	6/30/12	% Change

Operating Revenue	$345	$335	3.0

Operating Expense
Selling	95	71	33.8
Cost of service (exclusive of depreciation and amortization)	124	93	33.3
General and administrative	69	32	115.6
Depreciation and amortization	193	105	83.8
Total Operating Expenses	481	301	59.8

Operating Income (Loss)	(136)	34	NM
Interest expense, net	79	48	64.6
Income (Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(215)	(14)	NM
Reorganization items	1	—	NM
Gains on early extinguishment of debt	—	71	(100.0)

Income (Loss) Before Provision (Benefit) for Income Taxes	(216)	57	NM
Provision (benefit) for income taxes	(148)	4	NM
Net Income (Loss)	$(68)	$53	NM

Basic and Diluted Earnings (Loss) per Common Share	$(4.56)	$5.23	NM
Basic and diluted weighted-average common shares outstanding	14.7	10.1

Dex Media Inc.	Schedule C
Reconciliation of Non-GAAP Measures

Six Months Ended June 30, 2013 and 2012
(dollars in millions)

Unaudited	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12

Net Income (Loss) - GAAP	$(127)	$111
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	(149)	3
Interest expense, net	122	105
Reorganization items,(3)	37	—
Gains on early extinguishment of debt (4)	—	(140)
Operating Income (Loss)	(117)	79
Depreciation and amortization	282	209
EBITDA (non-GAAP) (1)	165	288

Adjustments and Pro Forma Items:
SuperMedia results-EBITDA impact (5)	262	290
Merger transaction costs (6)	34	—
Merger integration costs (7)	28	—
Severance (8)	3	6
Post-employment benefits amortization (9)	(38)	—
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$454	$584

Operating Revenue - GAAP	633	679
SuperMedia revenue excluded from GAAP revenue (13)	516	712
Pro Forma Operating Revenue (non-GAAP)	$1,149	$1,391

Operating Income (Loss) margin (10)	-18.5%	11.6%
Impact of depreciation and amortization	44.6%	30.8%
EBITDA margin (non-GAAP) (11)	26.1%	42.4%
Impact of adjustments and pro forma Items	13.4%	-0.4%
Adjusted Pro Forma EBITDA margin (non-GAAP) (12)	39.5%	42.0%

Unaudited	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12

Free Cash Flow	$127	$152
SuperMedia operating cash flow excluded from GAAP results (14)	55	176
SuperMedia additions to fixed assets and capitalized software excluded from GAAP results (14)	(6)	(6)
Pro Forma Free Cash Flow	$176	$322

Note: Please see accompanying reconciliation endnotes.

Dex Media Inc.	Schedule D
Reconciliation of Non-GAAP Measures

Three Months Ended June 30, 2013 and 2012
(dollars in millions)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/12

Net Income - GAAP	$(68)	$53
Add/(subtract) non-operating items:
Provision (benefit) for income taxes	(148)	4
Interest expense, net	79	48
Reorganization items(3)	1	—
Gains on early extinguishment of debt (4)	—	(71)
Operating Income	(136)	34
Depreciation and amortization	193	105
EBITDA (non-GAAP) (1)	57	139

Adjustments and Pro Forma Items:
SuperMedia results-EBITDA impact (5)	130	144
Merger transaction costs (6)	18	—
Merger integration costs (7)	28	—
Severance (8)	—	3
Post-employment benefits amortization (9)	(9)	—
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$224	$286

Operating Revenue - GAAP	345	335
SuperMedia revenue excluded from GAAP revenue (13)	223	349
Pro Forma Operating Revenue (non-GAAP)	$568	$684

Operating Income (Loss) margin (10)	-39.4%	10.1%
Impact of depreciation and amortization	55.9%	31.4%
EBITDA margin (non-GAAP) (11)	16.5%	41.5%
Impact of adjustments and pro forma Items	22.9%	0.3%
Adjusted Pro Forma EBITDA margin (non-GAAP) (12)	39.4%	41.8%

Note: Please see accompanying reconciliation endnotes.

Dex Media Inc.	Schedule E
Consolidated Balance Sheets

Reported (GAAP)
As of June 30, 2013 and December 31, 2012

(dollars in millions)

Unaudited	6/30/2013	12/31/2012	$ Change

Assets
Current assets:
Cash and cash equivalents	$244	$172	$72
Accounts receivable, net of allowances of $15 and $20	209	99	110
Unbilled accounts receivable	242	21	221
Deferred directory costs	147	100	47
Deferred tax asset	—	39	(39)
Prepaid expenses and other	18	35	(17)
Accrued tax receivable	12	2	10
Assets held for sale	21	—	21
Total current assets	893	468	425
Fixed assets and computer software, net	128	105	23
Goodwill	396	—	396
Intangible assets, net	2,217	1,833	384
Pension assets	50	—	50
Other non-current assets	17	20	(3)
Total Assets	$3,701	$2,426	$1,275

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$162	$2,010	$(1,848)
Accounts payable and accrued liabilities	189	95	94
Accrued interest	32	19	13
Deferred revenue	116	121	(5)
Current deferred tax liabilities	33	—	33
Total current liabilities	532	2,245	(1,713)
Long-term debt	2,776	—	2,776
Employee benefit obligations	169	78	91
Deferred tax liabilities	178	54	124
Unrecognized tax benefits	51	6	45
Other liabilities	1	2	(1)

Stockholders’ equity (deficit):
Common stock, par value $.001 per share, authorized- 300,000,000 shares: issued and outstanding-17,248,781 at June 30, 2013 and 10,176,988 at December 31, 2012	—	—	—
Additional paid-in capital	1,551	1,465	86
Retained (deficit)	(1,507)	(1,380)	(127)
Accumulated other comprehensive income (loss)	(50)	(44)	(6)
Total shareholders’ equity (deficit)	(6)	41	(47)
Total Liabilities and Shareholders’ Equity (Deficit)	$3,701	$2,426	$1,275

Dex Media Inc	Schedule F
Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow
Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	$ Change

Cash Flows from Operating Activities
Net Income	$(127)	$111	$(238)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation and amortization	282	209	73
Deferred income taxes	(151)	—	(151)
Provision for bad debts	12	21	(9)
Amortization of debt discount	16	14	2
Other non-cash interest expense	8	9	(1)
Stock-based compensation expense	3	3	—
Employee retirement benefits	(1)	1	(2)
Gains on early extinguishment of debt	—	(140)	140
Non-cash reorganization items	32	—	32
Changes in assets and liabilities
Accounts receivable and unbilled accounts receivable	82	(20)	102
Deferred Directory Costs	(20)	20	(40)
Other current assets	8	1	7
Accounts payable and accrued liabilities	(5)	(52)	47
Other items, net	—	(13)	13
Net cash provided by operating activities	139	164	(25)

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(12)	(12)	—
Cash acquired in acquisition	154	—	154
Net cash provided by (used in) investing activities	142	(12)	154

Cash Flows from Financing Activities
Debt repayments	(209)	(324)	115
Debt issuance costs and other financing items, net	—	(3)	3
Net cash (used in) financing activities	(209)	(327)	118
Increase (decrease) in cash and cash equivalents	72	(175)	247
Cash and cash equivalents, beginning of year	172	258	(86)
Cash and cash equivalents, end of period	$244	$83	$161

Non-GAAP Financial Reconciliation - Free Cash Flow	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/12	$ Change
Unaudited

Net cash provided by operating activities	$139	$164	$(25)
Less: Additions to fixed assets and capitalized software	(12)	(12)	—
Free Cash Flow	$127	$152	$(25)

Dex Media Inc.	Schedule G

Advertising Sales

	3 Mos. Ended	3 Mos. Ended	6 Mos. Ended	6 Mos. Ended
Unaudited	6/30/13	6/30/12	6/30/13	6/30/12

Print Products Sales
% Change year-over-year	(21.8)%	(20.7)%	(22.2)%	(20.1)%

Digital Sales
% Change year-over-year	6.2%	27.5%	9.5%	20.5%

Total Advertising Sales(1)
% Change year-over-year	(16.2)%	(14.2)%	(16.2)%	(14.6)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for the three and six months ended June 30, 2013 and 2012.

Dex Media Inc.	Schedule H
Reconciliation of Non-GAAP Measures End Notes

(1)                   EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)                   Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger transaction and integration costs, severance and post-employment benefits amortization.  Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia transaction been consummated prior to January 1 2012.

(3)                   Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.  These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One’s senior secured credit facilities in the six months ended June 30, 2013.

(4)                   Gain on early extinguishments of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(5)                   This pro forma adjustment represents the historical EBITDA results of SuperMedia that as a result of acquisition accounting, are not included in the U.S. GAAP results of Dex Media.

(6)                   Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia.

(7)                   Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(8)                   Severance costs are associated with headcount reductions.

(9)                   This adjustment includes a credit to expense related to a deferred pretax gain associated with SuperMedia plan amendments to other post-employment benefits and amortization of unrecognized net losses related to other post-employment benefits which is included in SuperMedia historical results.

(10)            Operating Income (Loss) margin is calculated by dividing Operating Income (Loss) by Operating Revenue.

(11)            EBITDA margin is calculated by dividing EBITDA by Operating Revenue.

(12)            Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA by Pro Forma Operating Revenue.

(13)            This pro forma adjustment represents the historical revenue results of SuperMedia that as a result of acquisition accounting, are not included in the U.S. GAAP results of Dex Media.

(14)            Pro Forma Free Cash Flow is calculated by adding Dex Media free cash flow to the historical operating cash flow and additions to fixed assets and capitalized software of SuperMedia that, as a result of acquisition accounting are not included in Dex Media free cash flow.